Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	INVESTOR RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Manager Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Communications and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2014 FINANCIAL RESULTS

Second quarter results impacted by scheduled maintenance and lack-of-order downtime

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Second quarter 2014 net earnings of $0.61 per share
•	Lack-of-order downtime totaling 51 thousand tons of paper
•	Cash flows provided from operating activities totaling $104 million

Montreal, July 24, 2014 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $40 million ($0.61 per share) for the second quarter of 2014 compared to net earnings of $39 million ($0.60 per share) for the first quarter of 2014 and net loss of $46 million ($0.69 per share) for the second quarter of 2013. Sales for the second quarter of 2014 were $1,385 million.

Excluding items listed below, the Company had earnings before items1 of $40 million ($0.61 per share) for the second quarter of 2014 compared to earnings before items1 of $42 million ($0.65 per share) for the first quarter of 2014 and earnings before items1 of $16 million ($0.24 per share) for the second quarter of 2013.

Second quarter 2014 items:

➢	None

First quarter 2014 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax); and

➢	Negative impact of purchase accounting of $3 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Second quarter 2013 items:

➢	Litigation settlement of $49 million ($46 million after tax);

➢	Closure and restructuring charges of $18 million ($13 million after tax); and

➢	Charge of $5 million ($3 million after tax) related to the impairment and write-down of property, plant and equipment.

Commenting on the second quarter results, John D. Williams, President and Chief Executive Officer, said, “While paper productivity improved from the first quarter, we took fifty-one thousand tons of lack of order downtime, which resulted in higher unit costs. Our pulp business benefited from good price momentum and we shipped over ten thousand tonnes from inventory. However, these benefits were more than offset by seasonally higher maintenance activity in our pulp mills.”

Mr. Williams added, “In our Personal Care segment, results during the quarter were negatively impacted by higher raw material costs. Nevertheless, the integration of Indas is progressing well and it is performing in line with our expectations. In addition, our capacity expansion plan continues to ramp up and we are currently in the process of launching new products for strategic customers.”

QUARTERLY REVIEW

Operating income before items1 was $79 million in the second quarter of 2014 compared to an operating income before items1 of $83 million in the first quarter of 2014. Depreciation and amortization totaled $96 million in the second quarter of 2014.

(In millions of dollars)	2Q 2014	1Q 2014
Sales	$1,385	$1,394
Operating income (loss)
Pulp and Paper segment	69	69
Personal Care segment	14	15
Corporate	(4)	(5)

Total	79	79
Operating income before items[1]	79	83
Depreciation and amortization	96	99

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the second quarter of 2014 was the result of higher costs for planned maintenance, lack-of-order downtime in papers, lower paper shipments and overall unfavorable exchange rates. These factors were partially offset by lower energy costs, lower selling, general and administrative expenses, and higher average selling prices for paper and pulp.

When compared to the first quarter of 2014, manufactured paper shipments decreased 3.1% and pulp shipments increased 5.7%. The shipments-to-production ratio for paper was 99% in the second quarter of 2014, compared to 100% in the first quarter of 2014. Paper inventories increased by 9,000 tons while pulp inventories decreased by 10,000 metric tons at the end of June when compared to March levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $104 million and capital expenditures were $56 million, resulting in free cash flow1 of $48 million for the second quarter of 2014. Domtar’s net debt-to-total capitalization ratio1 stood at 32% at June 30, 2014 compared to 33% at March 31, 2014.

OUTLOOK

Our paper volumes are expected to decline with market demand while global softwood pulp markets are expected to remain balanced. Domtar will continue to closely monitor its inventory levels and balance its production with its customers’ demand. The ramp-up of the new production lines are expected to positively impact the Personal Care business results towards the end of the year. Input costs are expected to stay relatively stable for the second half of 2014.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2014 financial results. Financial analysts are invited to participate in the call by dialing 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2014 earnings on October 23, 2014 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of incontinence care products marketed primarily under the Attends®, IncoPack and Indasec® brand names as well as baby diapers. In 2013, Domtar had sales of US$5.4 billion from some 50 countries. The Company employs approximately 10,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2013 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2014	Three months ended June 30 2013	Six months ended June 30 2014	Six months ended June 30 2013
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,160	1,208	2,328	2,446
Personal Care	234	108	467	219

Total for reportable segments	1,394	1,316	2,795	2,665
Intersegment sales—Pulp and Paper	(9)	(4)	(16)	(8)

Consolidated sales	1,385	1,312	2,779	2,657

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	79	87	162	176
Personal Care	17	6	33	12

Total for reportable segments	96	93	195	188
Impairment and write-down of property, plant and equipment—Pulp and Paper	—	5	—	15

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	96	98	195	203

Operating income (loss)
Pulp and Paper	69	16	138	54
Personal Care	14	10	29	23
Corporate	(4)	(56)	(9)	(58)

Consolidated operating income (loss)	79	(30)	158	19
Interest expense, net	26	21	51	46

Earnings (loss) before income taxes and equity loss	53	(51)	107	(27)
Income tax expense (benefit)	13	(5)	28	(27)
Equity loss, net of taxes	—	—	—	1

Net earnings (loss)	40	(46)	79	(1)

Per common share (in dollars)
Net earnings (loss)
Basic	0.62	(0.69)	1.22	(0.01)
Diluted	0.61	(0.69)	1.22	(0.01)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	65.0	66.9	64.9	68.2
Diluted	65.1	66.9	65.0	68.2

Cash flows provided from operating activities	104	120	245	183
Additions to property, plant and equipment	56	62	101	118

5/12

Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2014	Three months ended June 30 2013	Six months ended June 30 2014	Six months ended June 30 2013
	(Unaudited)
	$	$	$	$
Sales	1,385	1,312	2,779	2,657
Operating expenses
Cost of sales, excluding depreciation and amortization	1,108	1,082	2,211	2,164
Depreciation and amortization	96	93	195	188
Selling, general and administrative	100	95	214	186
Impairment and write-down of property, plant and equipment	—	5	—	15
Closure and restructuring costs	—	18	1	18
Other operating loss, net	2	49	—	67

	1,306	1,342	2,621	2,638

Operating income (loss)	79	(30)	158	19
Interest expense, net	26	21	51	46

Earnings (loss) before income taxes and equity loss	53	(51)	107	(27)
Income tax expense (benefit)	13	(5)	28	(27)
Equity loss, net of taxes	—	—	—	1

Net earnings (loss)	40	(46)	79	(1)

Per common share (in dollars)
Net earnings (loss)
Basic	0.62	(0.69)	1.22	(0.01)
Diluted	0.61	(0.69)	1.22	(0.01)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	65.0	66.9	64.9	68.2
Diluted	65.1	66.9	65.0	68.2

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30 2014	December 31 2013
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	85	655
Receivables, less allowances of $7 and $4	675	601
Inventories	728	685
Prepaid expenses	37	23
Income and other taxes receivable	54	61
Deferred income taxes	46	52

Total current assets	1,625	2,077
Property, plant and equipment, at cost	9,032	8,883
Accumulated depreciation	(5,766)	(5,594)

Net property, plant and equipment	3,266	3,289
Goodwill	655	369
Intangible assets, net of amortization	648	407
Other assets	145	136

Total assets	6,339	6,278

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	15	15
Trade and other payables	702	673
Income and other taxes payable	32	17
Long-term debt due within one year	7	4

Total current liabilities	756	709
Long-term debt	1,410	1,510
Deferred income taxes and other	998	923
Other liabilities and deferred credits	349	354
Shareholders’ equity
Exchangeable shares	—	44
Additional paid-in capital	2,049	1,999
Retained earnings	841	804
Accumulated other comprehensive loss	(64)	(65)

Total shareholders’ equity	2,826	2,782

Total liabilities and shareholders’ equity	6,339	6,278

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Six months ended June 30 2014		Six months ended June 30 2013
	(Unaudited)
	$		$
Operating activities
Net earnings (loss)		79		(1)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities
Depreciation and amortization		195		188
Deferred income taxes and tax uncertainties		(6)		—
Impairment and write-down of property, plant and equipment		—		15
Net gains on disposals of property, plant and equipment		—		(10)
Stock-based compensation expense		3		3
Equity loss, net		—		1
Other		6		(2)
Changes in assets and liabilities, excluding the effects of acquisition of businesses
Receivables		24		(30)
Inventories		(18)		(10)
Prepaid expenses		(9)		(7)
Trade and other payables		(43)		19
Income and other taxes		23		(9)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense		(6)		26
Other assets and other liabilities		(3)		—

Cash flows provided from operating activities		245		183

Investing activities
Additions to property, plant and equipment		(101)		(118)
Proceeds from disposals of property, plant and equipment		1		10
Acquisition of businesses, net of cash acquired		(546)		(11)
Investment in joint venture		—		(1)

Cash flows used for investing activities		(646)		(120)

Financing activities
Dividend payments		(36)		(31)
Net change in bank indebtedness		—		(17)
Change in revolving bank credit facility		(140)		—
Proceeds from receivables securitization facilities		90		—
Payments on receivables securitization facilities		(84)		—
Repayment of long-term debt		(3)		(97)
Stock repurchase		—		(147)
Other		4		1

Cash flows used for financing activities		(169)		(291)

Net decrease in cash and cash equivalents		(570)		(228)
Impact of foreign exchange on cash		—		(1)
Cash and cash equivalents at beginning of period		655		661

Cash and cash equivalents at end of period		85		432

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million of tender offer premiums in 2013)		44		27
Income taxes paid (refund), net		19		(9)

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2014			2013
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	40	79	45	(46)	27	65	91
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	7	3	—	7	17
(+)	Closure and restructuring costs	($)	1	—	1	—	13	—	—	13
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	—	—	(6)	—	12	(4)	2
(+)	Impact of purchase accounting	($)	2	—	2	—	—	2	—	2
(+)	Reversal of alternative fuel tax credits	($)	—	—	—	18	—	—	—	18
(-)	Cellulosic biofuel producer credits	($)	—	—	—	(33)	—	—	—	(33)
(+)	Loss on repurchase of long-term debt	($)	—	—	—	2	—	—	—	2
(+)	Weston litigation settlement	($)	—	—	—	—	46	—	—	46
(=)	Earnings before items	($)	42	40	82	33	16	41	68	158
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	65.0	65.1	65.0	69.7	66.9	65.4	65.0	66.7
(=)	Earnings before items per diluted share	($)	0.65	0.61	1.26	0.47	0.24	0.63	1.05	2.37
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	40	79	45	(46)	27	65	91
(+)	Equity loss, net of taxes	($)	—	—	—	1	—	—	—	1
(+)	Income tax expense (benefit)	($)	15	13	28	(22)	(5)	1	6	(20)
(+)	Interest expense, net	($)	25	26	51	25	21	21	22	89
(=)	Operating income (loss)	($)	79	79	158	49	(30)	49	93	161
(+)	Depreciation and amortization	($)	99	96	195	95	93	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	10	5	—	7	22
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	—	—	(10)	—	19	(5)	4
(=)	EBITDA	($)	178	175	353	144	68	161	190	563
(/)	Sales	($)	1,394	1,385	2,779	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin	(%)	13%	13%	13%	11%	5%	12%	14%	10%
	EBITDA	($)	178	175	353	144	68	161	190	563
(+)	Reversal of alternative fuel tax credits	($)	—	—	—	26	—	—	—	26
(+)	Closure and restructuring costs	($)	1	—	1	—	18	—	—	18
(+)	Impact of purchase accounting	($)	3	—	3	—	—	2	—	2
(+)	Weston litigation settlement	($)	—	—	—	—	49	—	—	49
(=)	EBITDA before items	($)	182	175	357	170	135	163	190	658
(/)	Sales	($)	1,394	1,385	2,779	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin before items	(%)	13%	13%	13%	13%	10%	12%	14%	12%
Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	141	104	245	63	120	104	124	411
(-)	Additions to property, plant and equipment	($)	(45)	(56)	(101)	(56)	(62)	(62)	(62)	(242)
(=)	Free cash flow	($)	96	48	144	7	58	42	62	169
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	8	15		13	2	6	15
(+)	Long-term debt due within one year	($)	15	7		8	7	6	4
(+)	Long-term debt	($)	1,490	1,410		1,104	1,102	1,102	1,510
(=)	Debt	($)	1,513	1,432		1,125	1,111	1,114	1,529
(-)	Cash and cash equivalents	($)	(130)	(85)		(513)	(432)	(191)	(655)
(=)	Net debt	($)	1,383	1,347		612	679	923	874
(+)	Shareholders’ equity	($)	2,771	2,826		2,842	2,652	2,681	2,782
(=)	Total capitalization	($)	4,154	4,173		3,454	3,331	3,604	3,656
	Net debt	($)	1,383	1,347		612	679	923	874
(/)	Total capitalization	($)	4,154	4,173		3,454	3,331	3,604	3,656
(=)	Net debt-to-total capitalization	(%)	33%	32%		18%	20%	26%	24%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods.

Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	69	69	—	—	138	15	14	—	—	29	(5)	(4)	—	—	(9)	79	79	—	—	158
(+)	Closure and restructuring costs	($)	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(=)	Operating income (loss) before items	($)	69	69	—	—	138	19	14	—	—	33	(5)	(4)	—	—	(9)	83	79	—	—	162
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	69	69	—	—	138	19	14	—	—	33	(5)	(4)	—	—	(9)	83	79	—	—	162
(+)	Depreciation and amortization	($)	83	79	—	—	162	16	17	—	—	33	—	—	—	—	—	99	96	—	—	195
(=)	EBITDA before items	($)	152	148	—	—	300	35	31	—	—	66	(5)	(4)	—	—	(9)	182	175	—	—	357
(/)	Sales	($)	1,168	1,160	—	—	2,328	233	234	—	—	467	—	—	—	—	—	1,401	1,394	—	—	2,795
(=)	EBITDA margin before items	(%)	13%	13%	—	—	13%	15%	13%	—	—	14%	—	—	—	—	—	13%	13%	—	—	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper (1)					Personal Care (2)					Corporate					Total
			Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	38	16	42	75	171	13	10	11	9	43	(2)	(56)	(4)	9	(53)	49	(30)	49	93	161
(+)	Impairment and write-down of property, plant and equipment	($)	10	5	—	5	20	—	—	—	2	2	—	—	—	—	—	10	5	—	7	22
(-)	Net (gain) loss on disposal of property, plant and equipment and business	($)	(10)	—	19	1	10	—	—	—	—	—	—	—	—	(6)	(6)	(10)	—	19	(5)	4
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($)	—	10	—	—	10	—	2	—	—	2	—	6	—	—	6	—	18	—	—	18
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	2	—	2	—	—	—	—	—	—	—	2	—	2
(=)	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
(+)	Depreciation and amortization	($)	89	87	84	85	345	6	6	9	10	31	—	—	—	—	—	95	93	93	95	376
(=)	EBITDA before items	($)	153	118	145	166	582	19	18	22	21	80	(2)	(1)	(4)	3	(4)	170	135	163	190	658
(/)	Sales	($)	1,238	1,208	1,204	1,193	4,843	111	108	175	172	566	—	—	—	—	—	1,349	1,316	1,379	1,365	5,409
(=)	EBITDA margin before items	(%)	12%	10%	12%	14%	12%	17%	17%	13%	12%	14%	—	—	—	—	—	13%	10%	12%	14%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.

(2)	On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2014			2013
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,168	1,160	2,328	1,238	1,208	1,204	1,193	4,843
Operating income	($)	69	69	138	38	16	42	75	171
Depreciation and amortization	($)	83	79	162	89	87	84	85	345
Impairment and write-down of property, plant and equipment	($)	—	—	—	10	5	—	5	20
Papers
Papers Production	(‘000 ST)	801	786	1,587	793	829	814	810	3,246
Papers Shipments—Manufactured	(‘000 ST)	804	779	1,583	828	801	814	817	3,260
Communication Papers	(‘000 ST)	678	647	1,325	706	676	694	701	2,777
Specialty and Packaging	(‘000 ST)	126	132	258	122	125	120	116	483
Paper Shipments—Sourced from 3rd parties	(‘000 ST)	50	42	92	83	85	73	41	282
Paper Shipments—Total	(‘000 ST)	854	821	1,675	911	886	887	858	3,542
Pulp
Pulp Shipments(a)	(‘000 ADMT)	318	336	654	372	344	352	377	1,445
Hardwood Kraft Pulp	(%)	12%	11%	11%	17%	14%	14%	14%	15%
Softwood Kraft Pulp	(%)	58%	63%	61%	56%	57%	59%	57%	57%
Fluff Pulp	(%)	30%	26%	28%	27%	29%	27%	29%	28%
Personal Care Segment
Sales	($)	233	234	467	111	108	175	172	566
Operating income	($)	15	14	29	13	10	11	9	43
Depreciation and amortization	($)	16	17	33	6	6	9	10	31
Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	—	2	2
Average Exchange Rates	$US / $CAN	1.103	1.091	1.097	1.009	1.023	1.039	1.050	1.030
	$CAN / $US	0.906	0.917	0.912	0.991	0.977	0.963	0.953	0.971
	€EUR / $US	1.370	1.371	1.371	1.320	1.306	1.325	1.362	1.328

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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